SALES REPRESENTATIVE AGREEMENT

         THIS AGREEMENT is effective JULY 2, 2000 [EFFECTIVE DATE] and is by and between Smith & Nephew Orthopaedics, a division of Smith & Nephew, Inc., a Delaware corporation, 1450 Brooks Road, Memphis, Tennessee 38116, (hereinafter "S&N"), and Harry Kraus, 1905 S. W. Dosch Park Lane, Portland, OR 97201 (hereinafter "Sales Representative").

         WHEREAS, S&N manufactures, distributes and/or supplies medical devices, including instruments, implants and supplies, to the medical trade; and

         WHEREAS, Sales Representative is in the business of soliciting sales of products, including medical devices such as instruments, implants and supplies, to the medical trade; and

         WHEREAS, S&N desires to appoint Sales Representative as an independent representative for the solicitation of sales of the orthopaedic product lines indicated in APPENDIX 1 hereto, and Sales Representative desires to be an appointed independent representative for the solicitation of sales of Products;

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF SALES REPRESENTATIVE. S&N hereby appoints and Sales Representative hereby accepts the appointment as the independent representative of S&N for the solicitation of sales of Products (as herein defined) for the territory designated. Sales Representative shall not sell or solicit sales of products or otherwise represent companies selling or otherwise distributing products competitive to S&N's products without prior written approval from S&N. S&N shall have the sole right to make the determination of those products which are competitive to S&N's products. Subject to the terms of this Agreement, Sales Representative is free to engage in any other activities he wishes.

     S&N reserves the right to sell directly to national, regional or governmental accounts.

2. TERRITORY AND PRODUCTS. The term "Products" as used in this Agreement refers to the orthopaedic product lines identified in APPENDIX 1 hereto (hereinafter "Products"). Whether Sales Representative's appointment is exclusive or non-exclusive with respect to any individual product line is shown in APPENDIX 1. S&N may add and/or delete items from such Appendix to reflect changes to the lines of Products offered for sale generally by S&N.

     The territory within which the Sales Representative shall solicit sales of Products shall be the geographical area and/or account listing shown in APPENDIX 2 hereto (hereinafter "Territory"); provided, however, that S&N reserves the right to revise the Territory as necessary .

3.   SALES REPRESENTATIVE'S DUTIES AND OBLIGATIONS.

     (a) Sales Representative shall promote Products and solicit orders for sales of Products within the Territory.

     (b) Sales Representative shall ensure the filing of all appropriate business registrations, and compliance with the requirements of tax withholding and reporting.

     (c) In order to comply with applicable law and in order to protect S&N from claims and liabilities, Sales Representative's communications and representations to customers shall be true, accurate, complete and consistent with the labeling of Products. Sales Representative shall in no circumstances modify , repackage, adulterate, misbrand, alter or add labels to or remove labels from any of Products. Sales Representative shall take no action or issue any statement which is or could be detrimental to the reputation and goodwill of S&N.

     (d) All advertising and all participation by Sales Representative in public exhibitions, relating to Products and the use of S&N's name and trademarks, shall be subject to prior written consent of S&N, which consent shall not be unreasonably withheld.

     (e) Except as otherwise agreed, Sales Representative shall be responsible for providing his own equipment, offices, working facilities, and such other facilities and services as may be required at his own expense; provided, however, that Sales Representative shall maintain an inventory of demonstration equipment, deliverable Products and instrument kits (hereinafter "Inventory") to promote and solicit orders for Products. Sales Representative shall be responsible for the risk of loss or damage of such Inventory owned by S&N whether or not held at Sales Representative's business location. Upon termination of this Agreement, Inventory shall be returned to S&N .

     (f) Sales Representative shall submit an annual comprehensive Business Plan and quarterly update reports addressing each section of the Business Plan.

4.   S&N DUTIES AND OBLIGATIONS.

     (a) S&N shall sell Products on orders solicited by Sales Representative in accordance with published price lists and currently in effect. Written notice of changes to the price lists shall be given by S&N to each Sales Representative at least thirty (30) days in advance of the implementation of such changes. S&N may accept or refuse any order for Products and will not be bound by any order until it is finally accepted by S&N. S&N shall not be liable for any loss or damage caused by non-acceptance of orders or delays in making shipments.

     (b) S&N shall pay to Sales Representative a commission at the percentages shown on APPENDIX 3 on orders solicited within and delivered to the Territory, beginning [EFFECTIVE DATE]. Commissions shall be deemed earned by Sales Representative upon invoicing of Product sales by S&N to customers. Commissions earned by Sales Representative shall be computed on the net amount of the invoices rendered (less credit memos) in accordance with published price lists for each order or part of an order, exclusive of all freight and transportation costs (including insurance), normal and recurring bona fide trade discounts having S&N's prior approval and any applicable sales or similar taxes. S&N shall withhold from commissions paid a base reserve against bad debts, accounts receivable and Inventory .In the case of bad debts, S&N shall charge the Sales Representative back for the commissions previously paid. In the event that Sales Representative continues to deliver order Product to an account on credit hold, S&N will reserve the right to charge back against Sales Representative's commission the entire amount of the unpaid invoice.

          Sales Representative is not guaranteed a minimum commission or a minimum compensation. There is no assurance that Sales Representative will not incur a loss hereunder.

     (c) S&N shall deduct from the commissions otherwise due the Sales Representative an administrative support fee, as detailed in APPENDIX
          4. The fee will be utilized to cover the expense of providing the Sales Representative descriptive literature, promotional materials, catalogs, office space, secretarial support, loaner instrument and implant access, courier services, and any other general support services.

     (d) S&N shall make a good faith effort to collect monies owed on invoices from orders solicited by Sales Representative.

5.   CONFIDENTIALITY, IMPROVEMENTS, PATENTS, AND TRADEMARKS.

     (a) Sales Representative shall take all reasonable steps and do those things reasonably necessary to ensure that confidential information relating to the Products and to the technology and business of S&N is not disclosed or made use of outside the business of Sales Representative and S & N; provided, however, that the foregoing shall not apply to information (a) which be can shown to be in writing and known to Sales Representative prior to disclosure by S & N; (b) which is or becomes public knowledge through no fault of Sales Representative; or (c) which is disclosed to Sales Representative by a third party with the lawful right to make such disclosure.

     (b) Sales Representative shall submit to S&N all ideas concerning Products which Sales Representative receives from customers during the term of this Agreement. Further, all product ideas developed or discovered by Sales Representative are and shall remain the sole property of S&N because S&N has provided Sales Representative with special knowledge and has placed Sales Representative in a position to formulate ideas concerning Products. Sales Representative prospectively assigns such ideas to S&N and hereafter shall acquire no right or interest in such ideas. Within a reasonable time, not to exceed one (1) year, S&N shall evaluate the idea and shall reassign rights to the idea to Sales Representative, at Sales Representative's request, if S&N elects not to develop the idea commercially.

     (c) Sales Representative acknowledges that any and all of the trade secrets, ideas and information, research, methods, improvements, patented or copyrighted material relating to present or future Products or S&N's business, and the goodwill associated with them, are owned by S&N, are provided or revealed to Sales Representative in trust and confidence, and are and shall remain the sole and exclusive property of S&N. All such information and knowledge about S&N and the products, services, standards, specifications, procedures and techniques which are not in the public domain or generally known in the industry and such other information and material as S&N may designate as confidential shall be deemed confidential for the purposes of this Agreement. Sales Representative shall not, during and after the termination of this Agreement, copy or disclose to any other person, or use for any purpose other than as contemplated by this Agreement, any of the confidential information or trade secrets.

     (d) The above provisions of this SECTION 5 shall survive the termination of this Agreement.

     (e) S&N hereby grants Sales Representative a royalty-free right to use S&N's trademarks and identification on and in connection with the solicitation of orders for Products during the term of this Agreement. Sales Representative shall discontinue the use of all such trademarks upon the termination of this Agreement. All goodwill generated hereunder in the use of such trademarks shall accrue to the benefit of S&N and Sales Representative hereby disclaims any rights in S&N's trademarks and identification other than the aforementioned license.

6. TERM OF AGREEMENT. This Agreement shall commence on [EFFECTIVE DATE] and continue in full force and effect until December 31, 2001. This Agreement shall automatically renew for an additional term of twelve (12) months through December 31, 2002, if S&N fails to notify Sales Representative of its intention not to renew this Agreement by December 1, 2001. Alternatively, this Agreement may be terminated at any time by the mutual written agreement of S&N and Sales Representative, or in accordance with the provisions OF SECTION 7 below.

7.   TERMINATION.

     (a) The following actions by or events involving Sales Representative shall each constitute a material breach of this Agreement and give S&N an immediate right to terminate this Agreement:

          (i)  Conviction of Sales Representative of a felony; or

          (ii) Involuntary bankruptcy which is not terminated within sixty (60) days, insolvency or voluntary bankruptcy; or

          (iii) Sales activities in violation of applicable law, misrepresentation, misbranding or adulteration of any of S&N's products or any action or statement which is or could be detrimental to the reputation and good will of S & N; or

          (iv) Engaging in any practices or making any representations to any customer which are misleading, incomplete, fraudulent, untrue or contrary to the terms of the Sales Representative Agreement; or

          (v) Selling or invoicing products requesting or requiring customer payment to the Sales Representative; or

          (vi) Engaging in any practices which are contrary to the Sales, Marketing and Promotional Practices Policy for Smith & Nephew Companies in the United States; or

          (vii) Selling Company products to parties who use, resell or distribute such products outside the United States; or

          (viii) Failure to attend required meetings; or

          (ix) Failure to retrieve Product as called for during product retrievals; or

          (x) Engaging in the sale of products, or the solicitation of orders for products, competitive to those of the Company, or competitive to those of Smith & Nephew, Inc. (including, but not limited to, Smith & Nephew Endoscopy, Smith & Nephew Casting, Smith & Nephew Wound Management, Smith & Nephew ENT, Smith & Nephew Rehabilitation, or any other company subsequently acquired); or

          (xi) Misuse of S&N's confidential information.

     (b) Either party may terminate this Agreement, with or without cause, by giving the other party written notice of its desire to terminate.

8. FORCE MAJEURE. Obligations of either party to perforn1 under this Agreement shall be excused during such period of delay caused by matters such as strikes, shortages of power or raw materials, government orders, or Acts of God, which are reasonably beyond the control of the party obligated to perform.

9. NOTICES. Any notice required by this Agreement shall be deemed sufficient if sent by a) hand delivery , b) certified mail, postage prepaid, c) by Federal Express or other similar nationally recognized overnight delivery service providing proof of delivery, to the party to be notified at the address set forth below, until a different address is supplied in writing.

     (a)  In the case of S&N, such notice shall be sent to:

          Smith & Nephew Orthopaedics
          1450 Brooks Road
          Memphis, Tennessee 38116
          Attn: Sr. Vice President, U.S. Sales

          with a copy to:

          Smith & Nephew, Inc.
          1450 Brooks Road
          Memphis, Tennessee 38116
          Attn: General Counsel

     (b) In the case of Sales Representative, such notice shall be sent to the address shown on the first page of this Agreement.

10. ENTIRE AGREEMENT. This document and the incorporated references represent the entire agreement between the parties hereto, and supersede all prior agreements regardless of their terms or cancellation provisions, and this Agreement sha1l be modified only by a written agreement signed by S&N and the Sales Representative.

11. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Tennessee as applicable to contracts made and to be performed in that state.

12. ASSIGNABILITY. This Agreement shall not be assigned either by the parties or by operation of law without the prior written consent of the other party; however, in the case of S&N, S&N may, without obtaining the consent of the Sales Representative, assign its rights and obligations under this Agreement to any corporation with which S&N may merge or consolidate or to which S&N may transfer substantially all of its assets.

13. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, such provision shall not affect the remainder of the Agreement which shall otherwise remain in full force and effect.

14. NON-COMPETE. Sales Representative agrees that, during the term of this Agreement, it shall serve the customers of S&N in a representative capacity only, and shall not act on behalf of any competition of S&N, and that on termination, expiration, or nonrenewal of this Agreement for any cause or reason whatsoever, or without cause, Sales Representative shall not, for a period of twelve (12) months thereafter:

     (a) Call upon, solicit, service, interfere with, or divert in any way customers served by S&N in the Territory; or

     (b) Engage in or be employed in any business (in the Territory) substantially similar to the business of S&N .

15. FRAUD AND ABUSE. Sales Representative shall (a) comply with all applicable fraud and abuse laws and with the policies of Smith & Nephew, Inc., including but not limited to APPENDIX 5 hereto, as it may be amended from time to time; (b) indemnify S&N for any damages S&N suffers due to Sales Representative's violation of the policies of S & N; and (c) cooperate in S&N's investigations relating to sales representative activities, including investigations relating to fraud and abuse issues.

16. RELATIONSHIP. This Agreement shall not be construed to create between the parties hereto the relationship of principal and agent, joint venturers, partners, employer and employee, franchisor and franchisee, manufacturer and distributor, or any other similar relationship, the existence of which is hereby expressly denied by each party .This Agreement does not establish a franchise of any type. The parties hereto agree that the Agreement shall not be subject to and expressly waive application of any franchise laws that may exist in any jurisdiction. Neither party shall have any authority to bind the other, and neither party shall be liable to any third party in any way for any engagement, obligation, contract, representation or transaction. Sales Representative is an independent contractor engaged in its own and entirely separate business.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SMITH & NEPHEW ORTHOPAEDICS                     HARRY KRAUS
a division of                                   Social Security No.
SMITH & NEPHEW, INC.


BY: /s/ SCOTT D.                                BY: /s/ HARRY KRAUS
    --------------------                            ---------------
    Sr. Vice President, U.S. Sales

Date:  6/27/00                                  Date:  June 18, 2000
       -------------------                             -------------

BY:
    --------------------------
    Director of Regional Sales

Date:  6/20/00
       -------------------




APPENDICES:
        1. Products
        2. Territory
        3. Commission Schedule
        4. Administrative Support Fee Schedule
        5. Fraud and Abuse

                                   APPENDIX 1

                                    PRODUCTS



                        X       Trauma
                       ---
                        X       Hips
                       ---
                        X       Knees
                       ---
                        X       Cement/Shoulder
                       ---

                                   APPENDIX 2

                                   TERRITORY


The Territory is defined by the account listing on the following page(s).

                                   APPENDIX 3

                              COMMISSION SCHEDULE



                PRODUCT                           COMMISSION RATE
                -------                           ---------------

                Trauma                                  13%

                Hips                                    13%

                Knees                                   13%

                Cement/Shoulder                         13%



In addition to the period commissions paid at the aforementioned rates, the Sales Representative is entitled to a 3% bonus on incremental sales growth, paid quarterly, one period in arrears.

The Sales Representative is entitled to receive 50% of loaner fees generated in the Territory.

Each period, no later than the 20th day after period close, each Sales Representative will be paid a commission based upon a percentage of the net selling price of those sales which qualify for commissions.

                                   APPENDIX 4



For the duration of this agreement, the Sales Representative will be assessed each sales period, an Administrative Support Fee equal to 1% of the Territory's total net sales.

                                   APPENDIX 5

               SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY
               FOR SMITH & NEPHEW COMPANIES IN THE UNITED STATES

                                                                REVISED 11/15/96

INTRODUCTION
A sales, marketing and promotional practices policy has been adopted for all Smith & Nephew companies in the United States (collectively referred to as the "Company"). THIS POLICY , WHICH IS EFFECTIVE IMMEDIATELY, APPLIES TO all EMPLOYEES AND AGENTS OR THE COMPANY, INCLUDING DISTRIBUTORS AND THEIR SALES REPRESENTATIVES. The purpose of this policy is to assist employees and agents in their day-to-day dealings with customers and potential customers by summarizing the existing ethical standards to which the Company and its employees and agents are subject. Violation of the policy will result in appropriate disciplinary action, which may include termination of the employment or agent relationship with the Company.

GIFTS AND BUSINESS COURTESIES
Gifts and business courtesies to health care providers are not permitted unless the gift or business courtesy

1.   has a value of less than $100; and

2. either entails a benefit to patients, serves a genuine educational function, or is related to the recipient's work.

Employees and agents are expected to use discretion and exercise good judgment in determining the frequency of providing gifts and business courtesies to health care providers. Excessive use of gifts and business courtesies is not permitted.

No gifts or business courtesies may be given with an explicit or implicit requirement to use products sold by the Company. Cash payments may not be given under any circumstances.

PRODUCT TRAINING
The Company may sponsor programs designed to train physicians and other health care professionals in the safe and effective use of the company's products. Health care professionals may be reimbursed for actual travel expenses incurred in attending these programs provided that

1. the travel expenses are modest and limited to transportation, lodging and meals

2. the program is limited to conveying information on the safe and effective use of one or more of the Company's products; and

3. no continuing medical education credits are available for the professionals ending the program.

                                                                REVISED 11/15/96

SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY                      CONTINUED

Attendees at product training programs may not be compensated for their time in attending the programs. The Company may not pay for recreational activities and entertainment offered in connection with these programs.

CONTINUING MEDICAL EDUCATION
The Company may underwrite the cost of continuing medical education conferences or professional meetings provided that

1. no subsidies or other payments are provided directly to attendees of the conference; and

2. the organization sponsoring the conference has responsibility for, and control over , the curriculum, educational methods, materials, faculty and invitees of the conference.

Attendees at continuing medical education conferences or professional meetings may not be reimbursed for travel expenses incurred in attending the conferences or meetings, nor may they be compensated for their time. The Company may underwrite the cost of meals and social events at conferences or meetings provided that the meals and social events are modest and do not compete with or take precedence over the educational portions of the conference. The costs of recreational excursions and lavish entertainment may not be paid for in whole or in part by the Company.

The Company may pay reasonable honoraria and reimbursement for modest transportation, lodging and meal expense to faculty and consultants who provide actual and necessary services for a conference. Token consulting or advisory arrangements, however, are not permitted.

Scholarships or other special funds to permit medical students, residents and fellows to attend medical conferences with special educational value may be provided so long as the grants are coordinated through an educational or scientific department within the Company (e.g., Scientific Affairs or Research and Development). In addition, the selection of the recipients must be made solely by the academic or training institution with which the attendees are associated.

GOVERNMENT OFFICIALS:
Notwithstanding the other provisions of this policy, nothing of value may be given to a civilian or military official or employee of the U. S. Government (referred to as "Officials") except that an Official may be reimbursed for modest and reasonable travel expenses if written approval is obtained from the Official's agency in advance. Under no circumstances should honoraria be paid to Officials.

Communications announcing any program or inviting an Official to a program must note that there may be provisions of law requiring U. S. Government approval of an Official's participation in the program. Invitees should be advised to consult with their agency's ethics official or legal counsel prior to attending any program.

                                                                REVISED 11/15/96

SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY                      CONTINUED

OBSERVANCE OF APPLICABLE LAWS AND OTHER CODES OF CONDUCT
Employees and agents of the Company are expected to become familiar with the laws applicable to their aieas of responsibility and the codes of conduct and ethical guidelines that govern the behavior of the health care providers with whom they have contact. Employees and agents may not engage in any activities that would result in violation of the law or in a health care provider violating a code of conduct or ethical guideline.

                                                                REVISED 11/15/96

SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY                      CONTINUED

QUESTIONS AND ANSWERS

Q: I am a sales representative for the Company. I occasionally invite customers to dinner and pick up the tab. Is this permitted by the Company's policy?

A: Inviting a customer to dinner and picking up the tab is generally permitted provided the customer's tab is less than $100 and business is discussed at dinner. There are, however, some circumstances under which invitations of this sort would not be appropriate, such as when the customer is a government employee or when this activity would violate the customer's code of ethics. Sales representatives are expected to familiarize themselves with the laws applicable to their areas of responsibility and with the code of ethics of their customers.

Q: Why does the Company's policy place a limit of $100 on the value of gifts and business courtesies?

A: The $100 limit is based on the American Academy of Orthopaedic Surgeons' Opinion on Ethics and is consistent with guidelines published by the Health Industry Manufacturers Association, the American Medical Association and other industry organizations.

Q: As a sales representative for the Company, I sometimes give physicians free equipment or medical texts. Is this permitted by the Company's policy?

A: Yes, if the equipment or medical text has a value of less than $100 and the gift does not violate the recipient's code of ethics. If the value of the equipment or text is more than $100, then it would violate Company policy and is not permitted.

Q: Can the Company or a distributor invite its five largest customers to a weekend fishing trip paid for by the Company or the distributor?

A: No. A weekend fishing trip paid for by the Company or the distributor would clearly be excessive and would violate the Company's policy of gifts and business courtesies.

                                                                REVISED 11/15/96

SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY                      CONTINUED

QUESTIONS AND ANSWERS

Q: Why does the policy permit attendees at product training (non CME courses) to be reimbursed for modest travel expenses but does not permit attendees at continuing medical education conferences to be reimbursed for modest travel expenses?

A: This difference is based on the HIMA Code of Ethics and other industry guidelines, which permit reimbursement of travel expenses only for product training (non-CME) courses. The rationale for this difference is that product training (non-CME) courses are offered primarily for the benefit of manufacturers to ensure the safe and effective use of their products. In contrast, continuing medical education conferences are viewed as primarily benefiting physicians, who receive CME credits for attending these conferences.

Q: Can the Company or a distributor reimburse a physician for travel expenses incurred in attending a continuing medical education seminar that included a session on the safe and effective use of one of the Company's products?

A: No. Neither the Company nor a distributor can provide reimbursement for travel expenses incurred in attending a conference for which continuing medical education credit is awarded, regardless of whether or not the seminar includes a session on the safe and effective use of the Company's products.

Q: Can the Company or a distributor provide physicians with certificates that can be used to reduce the registration fee of a continuing medical education conference?

A: No. No payments, whether in the form of cash or certificates, may be provided directly to health care professionals in connection with attending a continuing medical education conference.

Q: Can the Company or a distributor pick up the tab for a golf outing offered in connection with a product training (non CME) program?

A: No. Although the Company of distributor can reimburse attendees at product training programs for modest travel expenses, recreational activities and entertainment may not be paid for by the Company or any of its representative in connection with this type of program.

Q: The Company plans to sponsor a reception for the attendees at a continuing medical education conference. Is this permitted by the Company's policy?

A: Yes, provided the reception is modest in nature and does not compete with or take precedence over the educational portions of the conference.

                                                                REVISED 11/15/96

SALES, MARKETING AND PROMOTIONAL PRACTICES POLICY                      CONTINUED

QUESTIONS AND ANSWERS

Q: The policy allows the Company to underwrite the cost of "modest" meals and social events provided in connection with medical conferences. What does "modest" mean?

A: In interpreting words such as "modest," you should consider how a proposed activity would appear to a modestly paid government official. If the proposed activity could be viewed by a government official as anything more than a simple business courtesy, then you should not engage in it.

Q: Can I reimburse a civilian physician who works for a military hospital for travel expenses incurred by the physician in attending a CME course?

A: You can reimburse physicians employed by the government only if you have requested and received written approval in advance from the relevant government agency. Only modest and reasonable expenses can be reimbursed.

Q: A physician recently requested reimbursement for travel expenses incurred in attending a product (non-CME) training program sponsored by the Company. The physicians expenses included a first class airline ticket and a ticket for a Broadway show. Can the company or a distributor reimburse him for these expenses?

A: No. The Company or the distributor should make it clear before any expenses are incurred that only modest transportation, lodging and meal expenses will be reimbursed in connection with attending a product training (non-CME) course. This means that in the case of airline tickets, only coach fares will be covered. Costs of attending shows and other entertainment cannot be reimbursed by the Company or a distributor in connection with a product training course.

Q: What will happen if an employee or agent of the company violates the Company's policy?

A: The consequences of violating the policy will depend, of course, upon the severity of the violation; however, violation of the policy may result in termination of the employment or agent relationship with the Company.